Exhibit 99.1

Allied Gaming & Entertainment Announces Second Quarter 2023 Financial Results

New York, NY (August 10, 2023) – Allied Gaming & Entertainment, Inc. (NASDAQ: AGAE) (the “Company” or “AGAE”), a global experiential entertainment company, today announced financial results for the second quarter ended June 30, 2023.

“We are thrilled to announce our second quarter revenues of $3.3 million, which are up 182% year-over-year, and driven by the continued success of our original content sponsorship and our new arena and mobile truck sponsorship. Importantly, we continue to see growing demand for our products and services as we further streamline our expense base,” said Yinghua Chen, the Company’s Chief Executive Officer. “Moreover, as part of our strategic vision to be a leading and trusted entity in the gaming and entertainment industries, AGAE now consists of three fully owned subsidiaries: Allied Esports International, Allied Experiential Entertainment, and Allied Mobile Entertainment. This restructuring aims to optimize our resources and provide investors with greater clarity on our business outlook and direction."

Second Quarter 2023 Financial Results

Revenues: Total revenues of $3.3 million increased 182% compared to $1.2 million in the second quarter of 2022. The year-over-year increase was primarily attributable to the release of the second season of the Company’s original content series, ELEVATED, along with the execution of a more lucrative long-term arena sponsorship agreement.

Costs and expenses: Total costs and expenses were $4.7 million, a decrease of 2.4% compared to the second quarter of 2022. The improvement was inclusive of additional expenses incurred during the quarter related to Season Two of ELEVATED which were not incurred in the second quarter of 2022. The additional expenses were more than offset by decreases in other expense categories, including live event production costs, which declined by 31.1%, general and administrative expenses, consisting principally of cash and stock-based compensation, which declined by 19.6%, and depreciation and amortization expense, which declined by 73.7%.

Net loss for the second quarter of 2023 was $0.7 million compared to a net loss of $3.7 million in the prior year period. Net loss in the second quarter of 2023 includes approximately $715,000 of interest income earned on short-term investments.

Furthermore, adjusted EBITDA loss was $1.1 million for the second quarter of 2023, a significant improvement from a loss of $2.7 million in the second quarter of 2022. The improvement consists principally of the gross margin recognized on content and events production and an increase in arena sponsorship revenue coupled with reductions in the Company’s general and administrative expenses. A reconciliation of the GAAP-basis net loss to adjusted EBITDA is provided in the table at the end of this press release.

Balance Sheet

As of June 30, 2023, the Company had a cash and short-term investments position of $82.2 million, including $5.0 million of restricted cash. This compared to $86.8 million in cash and short-term investments at December 31, 2022, which also included $5.0 million of restricted cash. At June 30, 2023, the Company had a working capital position of $74.7 million compared to $79.1 million at December 31, 2022. AGAE’s working capital positions on June 30, 2023 and December 31, 2022 were reduced by operating lease liabilities of $1.3 million and $1.2 million, respectively, recorded in connection with the Company’s implementation of the new leasing standard (ASC 842) on December 31, 2022. As of June 30, 2023, the Company had approximately 37.4 million shares of outstanding common stock.

During the second quarter, the Company bought back a total of 372,436 shares of its common stock at an average selling price of $1.08 for a total cost of $404,010, excluding broker fees. Moving forward, the manner, timing and amount of any purchases will continue to be based on an evaluation of market conditions, stock price and other factors.

Operational Update

Allied Esports experienced strong demand and produced 99 events in the second quarter of 2023, with 41 proprietary events and 58 third-party events. Third-party events were highlighted by EStars presents Elder Scrolls Online, Ross Video Customer Appreciation, WPT Event, Final Two Episodes of ELEVATED, Licensing Awards Reception, Golden Knights Watch Party and TL LOL Champions of the Rift Community Event.

During the quarter, Season 2 of ELEVATED, Presented by Progressive Insurance, was released. Each episode was hosted by a different One True King member, who have a collective reach of over 35 million followers across their channels. Since the debut, the season has generated a total viewership of 12.7 million, with 89.5 million live minutes watched and 11.9 million total unique viewers.

Also during the quarter, the Company announced the extension of its exclusive naming rights agreement with HyperX/HP, which ensures that AGAE’s flagship arena will remain known as HyperX Arena Las Vegas. Moving forward, HyperX/HP gaming related products will also be available for sale inside the arena.

Second Quarter 2023 Conference Call

The Company will host a conference call today at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss its second quarter 2023 financial results. Participants may join the conference call by dialing 1-877-407-0792 (United States) or 1-201-689-8263 (international).

A live webcast of the conference call will also be available on Allied Gaming & Entertainment’s Investor Relations site at ir.alliedgaming.gg. Additionally, financial information presented on the call will be available on Allied Gaming & Entertainment’s Investor Relations site. For those unable to participate in the conference call, a telephonic replay of the call will also be available shortly after the completion of the call, until 11:59 p.m. Eastern Time on Thursday, August 24, 2023, by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (International) and using the replay passcode: 13739538.

About Allied Gaming & Entertainment

Allied Gaming & Entertainment Inc. (Nasdaq: AGAE) is a global experiential entertainment company focused on providing a growing world of gamers with unique experiences through renowned assets, products and services. For more information, visit alliedgaming.gg.

Non-GAAP Financial Measures

As a supplement to our financial measures presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company presents certain non-GAAP measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP. Non-GAAP financial measures are not an alternative to the Company’s GAAP financial results and may not be calculated in the same manner as similar measures presented by other companies.

The Company provides net income (loss) and earnings (loss) per share in accordance with GAAP. In addition, the Company provides EBITDA (defined as GAAP net income (loss) from continuing operations before interest (income) expense, income taxes, depreciation, and amortization). The Company defines “Adjusted EBITDA” as EBITDA excluding certain non-cash charges, such as stock-based compensation, inducement expense, extinguishment losses and impairment losses.

In the future, the Company may also consider whether other items should also be excluded in calculating the non-GAAP financial measures used by the Company. Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure the Company’s financial and operating performance. In particular, these measures facilitate comparison of our operating performance between periods and help investors to better understand the operating results of the Company by excluding certain items that may not be indicative of the Company’s core business, operating results, or future outlook. Additionally, we consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Internally, management uses these non-GAAP financial measures, along with others, in assessing the Company’s operating results, measuring compliance with any applicable requirements of the Company’s debt financing agreements in place at such time, as well as in planning and forecasting.

The Company’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and our non-GAAP definitions of the “EBITDA” and “Adjusted EBITDA” do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but include or exclude different items, which may not provide investors a comparable view of the Company’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering the Company’s GAAP, as well as non-GAAP, financial results and outlook, and by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

Forward Looking Statements

This communication contains certain forward-looking statements under federal securities laws. Forward-looking statements may include our statements regarding our goals, beliefs, strategies, objectives, plans, including product and service developments, future financial conditions, results or projections or current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “intend” or “continue,” the negative of such terms, or other comparable terminology. These statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in these forward-looking statements. The inclusion of such information should not be regarded as a representation by the Company, or any person, that the objectives of the Company will be achieved. Important factors, among others, that may affect actual results or outcomes include: risks associated with the future direction or governance of the Company; our ability to execute on our business plan; the substantial uncertainties inherent in the acceptance of existing and future products and services; the ability to retain key personnel; potential litigation; general economic and market conditions impacting demand for our services; a change in our plans to retain or invest the net cash proceeds from the WPT sale transaction; our inability to enter into one or more future acquisition or strategic transactions using the net proceeds from the WPT sale transaction; and our ability, or a decision not to pursue strategic options for the esports business. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. The business and operations of AGAE are subject to substantial risks, which increase the uncertainty inherent in the forward-looking statements contained in this communication. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Further information on potential factors that could affect our business and results is described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 24, 2023, as well as subsequent reports we file with the SEC. Readers are also urged to carefully review and consider the various disclosures we made in such Annual Report on Form 10-K and in subsequent reports with the SEC.

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Investor Contact:

Tyler Drew

Addo Investor Relations

ir@alliedgaming.gg

Allied Gaming & Entertainment Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2023	2022
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$21,192,610	$11,167,442
Short-term investments	54,500,000	70,000,000
Interest receivable	1,494,049	677,397
Accounts receivable	1,013,805	72,739
Prepaid expenses and other current assets	231,637	459,274
Total Current Assets	78,432,101	82,376,852
Restricted cash	5,000,000	5,000,000
Property and equipment, net	3,202,048	4,005,622
Digital assets	49,300	49,761
Intangible assets, net	685,739	72,786
Deposits	379,105	379,105
Operating lease right-of-use asset	5,376,317	5,845,549
Total Assets	$93,124,610	$97,729,675
Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$576,545	$317,561
Accrued expenses and other current liabilities	1,731,728	1,645,379
Deferred revenue	119,752	108,428
Operating lease liability, current portion	1,320,272	1,227,164
Total Current Liabilities	3,748,297	3,298,532
Operating lease liability, non-current portion	5,857,779	6,527,075
Total Liabilities	9,606,076	9,825,607
Commitments and Contingencies (Note 4)
Stockholders' Equity
Preferred stock, $0.0001 par value, 1,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value; 100,000,000 shares authorized, 39,085,470 shares issued at June 30, 2023 and December 31, 2022, and 37,398,120 and 38,503,724 shares outstanding at June 30, 2023 and December 31, 2022, respectively	3,909	3,909
Additional paid in capital	198,598,596	198,526,614
Accumulated deficit	(112,820,573)	(110,235,568)
Accumulated other comprehensive income	221,555	219,675
Treasury stock, at cost, 2,059,786 and 581,746 shares at June 30, 2023 and December 31, 2022, respectively	(2,484,953)	(610,562)
Total Stockholders' Equity	83,518,534	87,904,068
Total Liabilities and Stockholders' Equity	$93,124,610	$97,729,675

The accompanying notes are an integral part of these condensed consolidated financial statements.

Allied Gaming & Entertainment Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

Revenues:
In-person	$1,267,773	$1,129,371	$2,461,103	$2,182,437
Multiplatform content	2,000,322	28,463	2,000,424	1,387,451
Total Revenues	3,268,095	1,157,834	4,461,527	3,569,888
Costs and Expenses:
In-person (exclusive of depreciation and amortization)	643,831	933,314	1,316,053	1,672,288
Multiplatform content (exclusive of depreciation and amortization)	1,517,311	43,364	1,517,707	989,876
Selling and marketing expenses	66,941	62,131	121,539	131,169
General and administrative expenses	2,223,025	2,766,422	4,766,372	6,364,292
Depreciation and amortization	212,218	808,233	790,778	1,616,845
Impairment of digital assets	-	164,411	-	164,411
Total Costs and Expenses	4,663,326	4,777,875	8,512,449	10,938,881
Loss From Operations	(1,395,231)	(3,620,041)	(4,050,922)	(7,368,993)
Other Income (Expense):
Other income (expense), net	(11,113)	(73,225)	16,342	(79,932)
Interest income, net	715,126	4,315	1,449,575	8,777
Total Other Income (Expense)	704,013	(68,910)	1,465,917	(71,155)
Net loss	(691,218)	(3,688,951)	(2,585,005)	(7,440,148)
Other comprehensive income:
Foreign currency translation adjustments	-	(71,595)	1,880	(58,631)
Total Comprehensive Loss	$(691,218)	$(3,760,546)	$(2,583,125)	$(7,498,779)

Basic and Diluted Net Loss (Income) per Common Share
Continuing operations	$(0.02)	$(0.09)	$(0.07)	$(0.19)

Weighted Average Number of Common Shares Outstanding:
Basic and Diluted	37,199,100	39,116,907	37,559,922	39,090,830

The accompanying notes are an integral part of these condensed consolidated financial statements.

Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA are non-GAAP financial measures and should not be considered as a substitute for net income (loss), operating income (loss) or any other performance measure derived in accordance with United States generally accepted accounting principles (“GAAP”) or as an alternative to net cash provided by operating activities as a measure of AGAE’s profitability or liquidity. AGAE’s management believes EBITDA and Adjusted EBITDA are useful because they allow external users of its financial statements, such as industry analysts, investors, lenders and rating agencies, to more effectively evaluate its operating performance, compare the results of its operations from period to period and against AGAE’s peers without regard to AGAE’s financing methods, hedging positions or capital structure and because it highlights trends in AGAE’s business that may not otherwise be apparent when relying solely on GAAP measures. AGAE presents EBITDA and Adjusted EBITDA because it believes EBITDA and Adjusted EBITDA are important supplemental measures of its performance that are frequently used by others in evaluating companies in its industry. Because EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net income (loss) and may vary among companies, the EBITDA and Adjusted EBITDA AGAE presents may not be comparable to similarly titled measures of other companies. AGAE defines EBITDA as earnings before interest, income taxes, depreciation and amortization of intangibles. AGAE defines Adjusted EBITDA as EBITDA excluding stock-based compensation and impairment expense.

The following table presents a reconciliation of EBITDA and Adjusted EBITDA from net loss, AGAE’s most directly comparable financial measure calculated and presented in accordance with GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss	$(691,218)	$(3,688,951)	$(2,585,005)	$(7,440,148)
Interest income, net	(715,126)	(4,315)	(1,449,575)	(8,777)
Depreciation and amortization	212,218	808,233	790,778	1,616,845
EBITDA	(1,194,126)	(2,885,033)	(3,243,802)	(5,832,080)
Stock compensation	66,856	153,093	71,982	554,389
Impairment expense	-	164,411	-	164,411
Adjusted EBITDA	$(1,127,270)	$(2,731,940)	$(3,171,820)	$(5,277,691)